UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2021

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Corrections to Previously Issued Financial Statements

(a) On February 22, 2021, the Audit Committee of the Board of Directors (the "Audit Committee") of the Company, after discussion with management and Ernst & Young LLP, the Company's independent registered public accounting firm, concluded that the Company's previously issued unaudited consolidated financial statements for the three and nine months ended September 30, 2020 should no longer be relied upon.

In connection with the preparation of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Form 10-K"), management became aware that the unaudited consolidated financial statements for the three and nine months ended September 30, 2020 contained misstatements related to two long-term marketing contracts that should have been accounted for as derivative contracts. The contracts were executed in October 2019, each with a January 1, 2021 contract commencement date and a December 31, 2026 contract termination date. In order to properly account for the contracts as derivatives, certain noncash revisions will be made to the September 30, 2020 consolidated financial statements.

Accordingly, the Company will restate its unaudited consolidated financial statements for the three and nine months ended September 30, 2020 in its 2020 Form 10-K. The effects of the noncash corrections to the Company's previously reported unaudited consolidated statements of operations are as follows (unaudited, in millions, except for per share data):

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated
Oil and gas revenues	$922	$—	$922	$2,617	$—	$2,617
Derivative gain (loss), net	$(57)	$(84)	$(141)	$60	$(101)	$(41)

Total revenues and other income	$1,815	$(84)	$1,731	$4,930	$(101)	$4,829
Total costs and expenses	1,831	—	1,831	5,118	—	5,118
Loss before income taxes	(16)	(84)	(100)	(188)	(101)	(289)
Income tax benefit (provision)	(4)	19	15	18	28	46
Net loss	$(20)	$(65)	$(85)	$(170)	$(73)	$(243)
Basic and diluted net loss attributable to common stockholders per share	$(0.12)	$(0.40)	$(0.52)	$(1.03)	$(0.44)	$(1.47)

The effects of the noncash corrections on the Company's previously reported unaudited consolidated balance sheet are as follows (in millions):

	As of September 30, 2020
	As Reported	Adjustments	As Restated
Derivative asset - current	$49	$(1)	$48
Total current assets	$2,420	$(1)	$2,419
Total assets	$18,977	$(1)	$18,976
Derivative liability - current	$51	$23	$74
Total current liabilities	$1,688	$23	$1,711
Derivative liability - noncurrent	$14	$56	$70
Deferred income taxes	$1,406	$(24)	$1,382
Retained earnings	$3,582	$(56)	$3,526
Total equity	$11,654	$(56)	$11,598
Total liabilities and equity	$18,977	$(1)	$18,976

The Company will also make other immaterial revisions to its first and second quarter 2020 unaudited interim consolidated financial statements and its 2019 audited consolidated financial statements in the 2020 Form 10-K, principally related to the derivative treatment of the marketing contracts. The Company's net cash flows from operating activities, investing activities or financing activities were not impacted for any prior period.

The Company has not filed and does not intend to file an amendment to the Company's previously filed Quarterly Report on Form 10-Q for the period ending September 30, 2020. Investors and others should rely on the financial information and other disclosures regarding the three and nine months ended September 30, 2020 included herein, in the 2020 Form 10-K and in future filings with the SEC (as applicable).

Management of the Company has concluded the control deficiency that resulted in the failure to detect the misstatement described above is a material weakness in the Company's internal control over financial reporting as of December 31, 2020 relating to the design and maintenance of internal controls over the review of marketing contracts for indicators of derivative accounting. The Company will report the material weakness in the 2020 Form 10-K and is implementing additional controls to remediate the material weakness in 2021.

The Company's management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company's independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	February 24, 2021